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                                                                     EXHIBIT 5.1

             [Host Marriott Corporation Law Department Letterhead]



                               March 25, 1999


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


               RE: HOST MARRIOTT CORPORATION AND HOST MARRIOTT, L.P. EMPLOYEE STOCK PURCHASE PLAN


Ladies and Gentlemen:

          In connection with the Registration Statement on Form S-8 (the "Registration Statement") of Host Marriott Corporation, a Maryland corporation (the "Company"), to be filed on or about March 25, 1999, with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), in connection with a proposed offering by the Company to certain of its eligible employees of 600,000 shares of the Company's common stock, $0.01 par value per share (the "Shares") under the Host Marriott Corporation and Host Marriott, L.P. Employee Stock Purchase Plan (the "Plan"), you have asked for my opinion as to the validity of the shares.

          In my capacity as General Counsel for the Company, I am familiar with and have reviewed (1) the Company's Articles of Incorporation and its by-laws, in each case as amended as of the date hereof, (2) the Registration Statement, including the exhibits thereto, (3) the materials maintained by the Company as
Part I of the Registration Statement, and (4) all corporate action necessary to approve the issuance of the Shares under the Plan. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate papers and instruments, as I have deemed appropriate to determine the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          Subject to the foregoing and the other matters set forth herein, it is my opinion that upon issuance the Shares will be duly and validly authorized and, when sold pursuant to the offering contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

           I consent to your filing this opinion as an exhibit to the Registration Statement.


                                    By:    /s/ Christopher G. Townsend
                                           -----------------------------
                                           Christopher G. Townsend
                                    Title: Senior Vice President,
                                           General Counsel and
                                           Corporate Secretary